Exhibit 10.1

NWI

LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into by and between NWI Warehouse Group, L.P. (hereinafter referred to as “Landlord”) and Micro Diagnostics, Inc. (hereinafter referred to as “Tenant”) Incorporated in the State of Tennessee dated as of the 15th day of February, 1996.

WITNESSETH:

1.	PREMISES AND TERMS:

(a)	DESCRIPTION OF PREMISES: Landlord hereby Leases to Tenant, and Tenant hereby accepts and rents from Landlord, certain office/warehouse space of which approximately 15,420 square feet is office/laboratory space. The office and warehouse space are hereinafter collectively referred to as the “Premises.” The Premises contains approximately 15,420 square feet located in a building known as Airpark Business Center III (the “Building”) located at 1400 Donelson Pike, Suite A-15, Nashville, Tennessee 37217; together with the nonexclusive right to use all parking areas, driveways, sidewalks and other common facilities furnished by Landlord from time to time in the Building. The Premises is shown on the plan attached hereto as “Exhibit “A”.

(b)	The term of this Lease shall be for five (5) years beginning on November 1, 2000.

2.	SECURITY DEPOSIT:

Upon execution of this Lease, Tenant shall deposit with Landlord -0- as a Security Deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord may use the Security Deposit, or any portion of it, to cure the default or to compensate Landlord for any damage sustained by Landlord resulting from Tenant’s default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the Security Deposit in the sum initially deposited with Landlord. Landlord may use the Security Deposit to make repairs necessary to the space and generally clean the Premises. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the Security Deposit to Tenant. Upon vacation of Premises by Tenant, Landlord may use security deposit to make any repairs as noted in Paragraph 10 “Tenant’s Covenant to Repair,” if Tenant has not satisfactorily followed the provisions as stipulated in Paragraph 10. In the event Tenant has failed to comply with requirements of Paragraph 10, Landlord may use all or a portion of the security deposit to cure such default.

3.	ANNUAL NET RENT:

Tenant will pay Annual Net Rent of One Hundred Thirty Eight Thousand Seven Hundred Eighty and 00/100 Dollars ($138,780.00) which is due and payable on the first day of each year of the Lease. However, for and in consideration of the Tenant’s faithful performance of all of its obligations pursuant to this Lease, the Landlord hereby agrees that Tenant may pay the Annual Net Rent in 12 equal monthly installments of Eleven Thousand Five Hundred Sixty Five and 00/100 Dollars ($11,565.00) due on the first day of each month. However, if Tenant fails to perform any of its obligations under this Lease all annual rents shall become immediately due and payable for the remaining term of this Lease. The first month’s rent is due upon execution of this Lease Agreement. See penalty for late payments in Paragraph 21 (d).

Payments are to be made to Landlord’s authorized agent, BUCKLEY & COMPANY REAL ESTATE, INC., 1410 Donelson Pike, Suite A-5, Nashville, Tennessee 37217 without demand or further notice, which is hereby expressly waived.

All monthly installment of annual rent shall be paid on the first of each month without the necessity of prior demand by Landlord, written notice from Landlord and/or set off by Tenant.

4.	RENTAL ADJUSTMENTS:

(a)	CPI ADJUSTMENTS:

Effective as of the beginning of each Lease Year during the term hereof subsequent to the first Lease Year and during any extension or renewal subsequent to the first Lease Year, there shall be made a CPI Adjustment of the annual rental payable hereunder based on the percentage difference between the Index for the Anniversary Month and the Index for the Base Month. The new annual rental shall be the product obtained by multiplying the current Annual Net Rental by the quotient of dividing the Index for the Anniversary Month by the Index for the Base Month. In no event shall be the annual rental as adjusted be less than the Annual Net Rental stated in Paragraph 3. Tenant covenants and agrees that said adjusted rental rate shall thereafter be payable hereunder in equal monthly installments, until it is readjusted pursuant to the terms of this Lease. This paragraph shall not be construed to be an option to extend the Lease or a method to determine the rental due for holding over.

(i)	For the purpose of calculating the CPI Adjustments, the following definitions shall apply:

1.	The term “Anniversary Month” shall mean the calendar month three (3) months prior to the calendar month that the CPI adjustment becomes effective during the term hereof or any extension or renewal.

2.	The term “Base Month” shall mean the calendar month three (3) months prior to the calendar month in which the term of this Lease commences.

3.	The Term “Index” shall mean the “Consumer Price Index for All Urban Consumers” published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items (1982-84=100) or any other successor or substitute index appropriately adjusted.

4.	The term “Lease Year” shall mean a period of twelve (12) successive calendar months commencing with the Base Month.

(ii)	No adjustments or recomputations, retroactive or otherwise, shall be made due to any revision which may later be made in the first published figure of the Index for any month.

(iii)	Any delay or failure of Landlord, beyond July or January of any year, in computing or billing for the rent adjustments hereinabove provided, shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments hereunder.

(b)	TENANTS SHARE OF TAXES:

As additional rent Tenant shall pay an amount equal to Tenant’s “proportionate share” of ad valorem taxes (or any tax hereafter imposed in lieu thereof) applicable to the Building Tenant’s share of the taxes shall be paid as provided in subparagraph 4(e) below; provided, however, that any increase in ad valorem taxes on the Building as a result of alterations, additions or improvements, made by, for, or on account of Tenant shall be reimbursed by Tenant to Landlord within thirty (30) days after receipt of written demand therefore. Tenant shall also pay tenant’s proportionate share of all attorney fees incurred by Landlord as a result of any challenge by Landlord to an increase in Real Estate Taxes which Landlord feels is discriminatory or unreasonable or as a result of any challenge by Landlord to the enforcement of any law, ordinance or regulation which affects the operation of the Building.

(c)	TENANTS SHARE OF INSURANCE PREMIUMS:

Tenant shall pay as additional rent an amount equal to Tenant’s “proportionate share” of premiums charged for fire and extended coverage and liability insurance with all endorsements carried by Landlord on the Building payable for any Lease Year. Tenant’s proportionate share of premiums shall be paid as provided in subparagraph 4(e) below.

(d)	TENANT’S SHARE OF COMMON AREA MAINTENANCE AND MANAGEMENT COSTS:

Tenant shall pay as additional rent an amount equal to Tenant’s “proportionate share” of the reasonable maintenance costs and management fees for maintaining the building’s common areas, shrub care, lawn care and general landscaping, maintenance and repair to parking and trucking areas, driveways, sidewalks, snow and ice removal in parking lot as deemed necessary by Landlord, exterior lighting, other facilities shared by the various tenants in the Building, and the Landlord shall use good faith efforts to keep the operating and maintenance costs and management fees in line with costs for other similar buildings. Tenant’s proportionate share of common area maintenance costs and management fees shall be paid as provided in subparagraph 4(e) below, except that management fees are calculated as a percentage of Annual Net Rents collected (not to exceed 4%) and not prorated on a square foot basis.

(e)	PAYMENT OF PROPORTIONATE SHARE:

Landlord may, at its option, require payment of Tenant’s proportionate share of taxes, insurance premiums and common area maintenance and management costs in either one of two ways:

(i)	By billing the Tenant for its proportionate share of each such cost on a monthly basis as such costs are incurred, assessed or due and payable by the Landlord; or,

(ii)	By billing the Tenant for its proportionate share of such costs in equal monthly installments, computed on an annualized basis as follows:

Landlord, shall add together all of the Tenant’s proportionate shares of taxes, insurance premiums and all common area maintenance costs for the preceding calendar year (the “annualized amount”) and divide the total by twelve (12), and said amount shall be paid by the Tenant in addition to its monthly rental installments each month. Upon written request of Tenant, Landlord shall provide Tenant with a written statement setting forth said amounts for the preceding calendar year. In the event the actual costs for the year are greater or lesser than the annualized amount based on the preceding year, then the Tenant shall reimburse the Landlord for any shortages under the actual amounts or the Landlord shall reimburse the Tenant for any overages paid over the actual expenses, and the annualized amount for the next calendar year shall be adjusted upward or downward accordingly. For the calendar year for which this Lease commences and the calendar year in which this Lease expires, the proportionate share of taxes, insurance and common area maintenance costs shall be prorated based upon the number of days of Lease term is in effect in relation to three hundred, sixty-five (365) days. Upon the lease expiration date, Landlord may elect to either (1) require Tenant to pay any unpaid estimated proportionate shares within thirty (30) days after the expiration date, which estimate shall be made by Landlord based upon actual and estimated costs for such year, or (ii) elect to withhold any security deposit of Tenant until the exact amount payable for such proportionate shares shall have been determined, after which Landlord shall return any excess security deposit to Tenant.

(f)	DEFINITION OF PROPORTIONATE SHARE:

The definition of the Tenant’s “proportionate share” shall be determined by multiplying each such amount by a fraction the numerator of which is the total square footage in the Premises, as set forth in 1(a), and the denominator of which is the total square footage in the Building, (approximately 102,727 square feet).

5.	ALTERATIONS:

(a)	Tenant shall have the right, inside the Premises, with Landlord’s written consent, but at its own cost and expense and in a good workmanlike manner, to make alternations, additions, improvements or erect, remove, or alter partitions, or erect shelves, bins, machinery and trade fixtures as it may deem advisable and to mark, paint, drill into any surface, bore, cut, string wires, lay floor coverings and install locks and bolts, provided: (i) such acts do not adversely affect the structure of the Building, or adversely affect the rights of the other Tenants; (ii) Tenant restores the Premises to its prior condition (reasonable wear and tear excepted) at the end of the Lease; (iii) Tenant complies with all applicable laws and government rules and regulations; and, (iv) Tenant gives Landlord prior written notice of any proposed change; and (v) Tenant does not create any lien which encumbers such fixtures or improvements.

(b)	Notwithstanding anything to the contrary contained in this Lease: (i) Tenant is not required to remove any fixtures or other items installed by Landlord on Tenant’s behalf (at the termination or expiration of the Lease or any other time); and, (ii) Tenant shall have the right, (at the termination or expiration of the Lease or at any other time) to remove any trade fixtures installed by Tenant, provided Tenant restores the Premises to its condition prior to such installation, reasonable wear and tear excepted.

(c)	In the event that Tenant does not exercise its right, as described herein, to remove any fixtures, alterations or other items installed by Tenant, such fixtures, alterations and all other items shall accrue to the benefit and ownership of Landlord.

6.	USE OF PREMISES:

(a)	Tenant shall use the Premises for general office and warehouse purposes for general laboratory testing services and for no other use without the prior written consent of Landlord. Tenant further agrees to comply with all laws, ordinances, orders, code regulations, Americans With Disabilities Act regulations, regulations and zoning requirements of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters, municipal fire marshall or rating bureaus) having jurisdiction over the Premises. Tenant shall save and hold Landlord harmless from any and all penalties, fines, costs, expenses or damages resulting from failure to so comply. Tenant shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance or detract in any way from the reputation of the Building as a first class real estate development. Tenant’s duties in this regard shall include making arrangements at Tenant’s expense for the proper storage and timely disposal of garbage and refuse, keeping all immediately adjacent sidewalks, parking and loading areas in a neat and orderly condition free from rubbish, dirt, removal of snow and ice on Tenant’s sidewalk and steps, and allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises.

(b)	HAZARDOUS SUBSTANCES:

The term “Hazardous Substances,” as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

(c)	TENANTS RESTRICTIONS:

(i)	Tenant shall not cause or permit to occur, any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Tenant’s use or occupancy of the Premises, including but not limited to, soil and ground water conditions; or

(ii)	Tenant shall not use, generate, release, manufacture, refine, produce, process, store, or dispose of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance except as specifically disclosed in this Lease.

(d)	ENVIRONMENTAL CLEAN-UP:

(i)	Tenant shall, at Tenant’s own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances (“Laws”).

(ii)	Tenant shall, at Tenant’s own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the “Authorities”) under the laws.

(iii)	Should any Authority or any third party demand that a cleanup plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other releases of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans.

(iv)	Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Paragraph (d) within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant’s use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord’s request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant’s obligations under this Paragraph (d).

(v)	Tenant’s obligations and liabilities under this Paragraph (d) shall survive the expiration of this Lease.

(e)	TENANTS INDEMNITY:

(i)	Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorney’s and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submission, and take all steps required by all Authorities under the Laws and all other environmental laws.

(ii)	Tenant’s obligations and liabilities under this Paragraph (e) shall survive the expiration of this Lease.

7.	TAXES:

Tenant shall pay any and all taxes and assessments of any nature imposed or assessed upon its trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency.

8.	FIRE AND EXTENDED COVERAGE INSURANCE:

Landlord shall procure, carry and maintain fire insurance, with extended coverage, covering the Building in an amount equal to ninety percent (90%) of the insurable value (i.e., replacement cost less depreciation) thereof. The Tenant shall pay its pro-rata share of the insurance premium on this said insurance as per paragraph 4(c). In addition, if Tenant uses the Premises for any purpose or in any manner which causes an increase in Landlord’s insurance rates, Tenant shall pay such additional premium within thirty (30) days after demand from Landlord. Tenant further agrees to cease any activity which can jeopardize insurance coverage for the premises, and to make any changes needed to comply with any law, regulation or insurance company requirement.

9.	LANDLORD’S LIMITED COVENANT TO REPAIR AND REPLACE:

During the term of the Lease, Landlord shall be responsible for repairs and replacements to the roof, exterior walls, and structural members, including foundation and sub-flooring of the Premises. Landlord’s repairs and replacements shall be made within a reasonable time, not to exceed one hundred and twenty (120) days after written notice from Tenant of the need for repairs. If Landlord cannot, using due diligence, complete its repairs within 120 days after written notice from Tenant, then either party may terminate this Lease effective upon thirty (30) days prior written notice, without prejudice to Landlord’s rights to receive payment from Tenant for uninsured damages caused directly or indirectly by Tenant as stated below, except, however, if the cause of such repairs or replacements are the result of the negligence, misconduct or intentional acts or omissions of Tenant, its employees, agents, invitees or licensees, the Tenant shall not have the right to terminate this Lease. If the cause of such repairs or replacements is the result of the negligence, misconduct or intentional acts or omissions of Tenant, its employees, agents, invitees or licensees, and the expense of such repairs or replacements are not fully covered and paid by Landlord’s insurance, the Tenant shall pay Landlord the full amount of expenses not covered. Landlord shall not be responsible for any vandalism to tenant’s premises including but not limited to glass or plate glass, doors or door frames. Landlord’s duty to repair or replace as prescribed in this paragraph shall be Tenant’s sole remedy and shall be in lieu of all other warranties or guaranties of Landlord, express or implied.

10.	TENANTS COVENANT TO REPAIR:

Tenant shall be responsible for the repair, replacement and maintenance in good order and condition of all parts and components of the Premises, other than those specified for maintenance by Landlord above, including, without limitation, the plumbing, wiring, electrical systems, heating systems, air conditioning systems, glass and plate glass, vandalism, doors, loading docks and overhead doors, asphalt directly in front of loading areas, sprinkler systems if any, equipment and machinery constituting fixtures, unless such repairs or replacements are required as a result of the negligence, misconduct or intentional acts or omissions of Landlord, its employees, invitees or licensees in which event Landlord shall be responsible for such repairs. At the end of the term of Lease, Tenant shall return the Premises to Landlord in as good a condition as they were when received, excepting only normal wear and tear, acts of God and repairs required to be made by Landlord hereunder. Normal wear and tear shall not include tow motor tire skid marks in warehouse area or damage to drywalls from forklifts. If necessary, Landlord will have Tenant’s space cleaned at Tenant’s expense. Tenant’s duty to maintain the heating and air conditioning systems shall specifically include the duty to inspect the systems seasonally by a licensed HVAC company, replace filters monthly and to perform other recommended periodic servicing. A final inspection, upon termination of this Lease, shall be made by Landlord, to ascertain compliance and, if necessary, to determine damages by Tenant’s failure to comply with required maintenance and inspection at Tenant’s expense.

11.	INSPECTION:

Landlord shall have the right to enter and inspect the Premises at any time, on reasonable notice to Tenant, during normal business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required to be made by Landlord under the terms of this Lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any time, during reasonable business hours, on reasonable notice to Tenant for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available.

12.	SIGNS:

Tenant shall have the right to install signs only when first approved in writing by Landlord, and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs at the termination of this Lease. Such installments and removals shall be made in such manner as to avoid injury or defacement of the Building and other improvements.

13.	UTILITIES:

Landlord agrees to provide water, gas and electrical connections into the Premises in such capacity as shall be sufficient to meet the Tenant’s requirements as specified on Exhibit(s) A. Tenant shall pay as additional rent for all utilities or services related to its use of the Premises including electricity, gas, heat, water, sewer, telephone, trash removal and janitorial services. Electricity and gas shall be separately metered by the local utilities. The water, sewer, and trash removal charges shall be prorated to the tenants based upon their share of the respective bill as it relates to the occupied area. If, (1) Landlord deems Tenant to be an excessive water user, Landlord may install a separate sub-meter, at Tenant’s expense, to more equitably allocate the water charges to the Tenants; and/or (2) if Tenant uses a disproportionate share of the trash removal service, Landlord may make special assessments to Tenant to more equitably allocate these charges. Landlord shall not be responsible for the stoppage or interruption of utilities services other than as required by its limited covenant to repair and replace as set forth above. Landlord shall not be liable for any interruption or failure of utility services on the Premises.

14.	ASSIGNMENT AND SUBLETTING:

Tenant shall not have the right, directly or indirectly, to assign or encumber this Lease, or to sublet, in whole or part without the prior written consent of Landlord, notwithstanding the aforesaid, Tenant may assign this Lease or sublet the whole or any part of the Premises to any of its affiliates or subsidiaries (as defined in the Internal Revenue Code of 1986, as amended) during the term hereof, or any extension thereof without the consent of the Landlord, provided Tenant notifies Landlord of such assignment or subletting. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an “event of default” as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to it by Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder. If Tenant subleases to other than a subsidiary or affiliate as described above, any rental, charges or fees received by Tenant in excess of the Annual Net Rental payable to Landlord hereunder shall be also paid to Landlord as additional rental under this Lease. Consent to one assignment or subletting will not be deemed a consent to any other.

15.	FIRE AND CASUALTY DAMAGE:

(a)	If the Premises should be damaged or destroyed by fire, tornado, or other casualty, Tenant shall give immediate written notice thereof to Landlord. Casualty, as stated in this Paragraph, shall include but be not limited to sprinkler leakage caused by fire, and special extended perils (all risks).

(b)	If the Premises should be destroyed by fire, tornado or other casualty, or if it should be so damaged that rebuilding or repairs cannot be completed within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

(c)

If the Premises should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can be completed within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, but Landlord shall, at its sole cost and expense, proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition which existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been placed in the Premises by the Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which it is untenantable shall be reduced to such extent as may be fair and reasonable under all the circumstances. If the Premises are substantially damaged or rendered untreatable by fire, tornado or other casualty, and an architect mutually selected by Tenant and Landlord certifies, within fifteen (15) days of such casualty, that the damage caused by such casualty cannot be repaired within ninety (90) days of the date of notice of such casualty to the Landlord, then either party, may, within fifteen (15) days of receipt of the architect’s certificate, terminate this Lease by notifying the other party in writing, whereupon Tenant’s liability for rent shall cease as of the day following such casualty. The fees, charges and expenses of the architect relating to the certificate shall be shared equally by Landlord and Tenant. In the event that Landlord should fail to complete such repairs and rebuilding within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its sole option, terminate this Lease by giving Landlord ten (10) days written notice of termination. If an architect cannot be mutually agreed upon by Landlord and Tenant, then the parties shall contact the American Arbitration Association and that organization shall appoint an architect.

(d)	Any insurance which may be carried by Landlord against loss or damage to the Building or by the Tenant against loss or damage to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. The insurance covering the Building under Paragraph 8 shall be deemed for the sole benefit of the Landlord.

16.	LIABILITY:

(a)	Landlord shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises caused by any acts of Tenant, its agent, servants or employees, or any other person entering upon the Premises under express or implied invitation of Tenant, or caused by the Premises becoming out of repair; or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant agrees to indemnify Landlord and hold it harmless from any loss, expense or claims including attorney’s fees arising out of any such damage or injury; except for any injury to person or damage to property caused by the negligence or intentional acts of Landlord, and Landlord agrees to indemnify Tenant and hold it harmless from any and all loss, expense or claims, including attorney’s fees, arising out of such damage or injury caused by Landlord’s negligence or intentional acts. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, insuring Tenant against all claims, demands or actions arising out of or in connection with Tenant’s use or occupancy of the Premises. The Landlord shall be listed as an additional insured on the Certificate of Insurance. The limits of such policy or policies shall be in an amount not less than $500,000.00 in respect to injuries to or death of any one person, and in an amount not less than $1,000,000.00 in respect to any one accident or disaster, and in an amount not less than $100,000.00 in respect to property damaged or destroyed. Tenant shall first furnish to Landlord copies of policies or certificates of insurance evidencing the required coverage prior to the occupancy date and thereafter prior to each policy renewal date. All policies required of Tenant hereunder shall contain a provision whereby the insurer is not allowed to cancel or materially change the coverage without first giving 10 days written notice to Landlord.

(b)	Tenant shall, at all times during the term hereof, and at its cost and expense, maintain in effect policies of insurance covering its trade fixtures, machinery, equipment, merchandise and other personal property from, in, on, or upon the Premises, in an amount equal to their full replacement value, providing protection against any peril included within the classification “Fire and Extended Coverage.” Landlord shall not be liable to Tenant for any damage to any such property from any cause, unless (i) such damage is due to Landlord’s negligence, and (ii) such damage is caused by an occurrence which is not an insurable hazard under the standard fire and broad form coverage insurance which is available for insuring such property of Tenant at the time of the loss; it being understood that it is not the intention of the parties that Landlord be relieved from liability to Tenant for negligence contrary to any statute or public policy of the State of Tennessee, but rather that Tenant avail itself of available insurance coverage without subjecting Landlord to liability for losses that could have been insured, and without subjecting Landlord to subrogation claims of any insurer.

17.	CONDEMNATION:

(a)

“Taking” means the taking of, or damage to, property as a result of the exercise of a power of eminent domain or purchase under threat of the exercise. “Taking Date” means the date on which a condemning authority shall have the right of possession of property pursuant to a Taking. “Award” means the award for, or proceeds of, a Taking less all fees and expenses incurred in connection with collecting the award or proceeds including the reasonable fees and disbursements of attorneys, appraisers, and expert witnesses.

(b)	The following shall apply if all or part of the Premises are Taken:

(i)	Landlord shall be entitled to the entire Award for any Taking of the Premises.

(ii)	Tenant waives any right to the value of the unexpired term of this Lease.

(iii)	Tenant shall be entitled to, and does not waive, its interest in, any Award with respect to moving and relocation expenses.

(iv)	Tenant shall be entitled to, and does not waive its interest in, any Award for the value of its trade fixtures.

(c)	If all of the Premises are Taken, this Lease shall be cancelled as of the Taking Date.

(d)	If part of the Premises is Taken when the unexpired portion of the term of this Lease is more than twenty-four (24) but less than sixty (60) months and a reasonable estimate of the “cost of restoration” exceeds fifty (50%) percent of a reasonable estimate of the “cost of replacement” of all of the Premises, Landlord shall have the option to cancel this Lease. If part of the Premises is Taken when the unexpired portion of the Term as then constituted is less than twenty-four (24) months and a reasonable estimate of the “cost of restoration” exceeds twenty-five (25%) percent of all of the Premises, Landlord shall have the option to cancel this Lease. Landlord may exercise its option to cancel only by giving notice of exercise to Tenant on or before the ninetieth (90th) day next following the Taking Date.

(e)	The “cost of restoration” means the cost of restoring the Premises on the portion of the Leased Land that will not have been Taken to an architectural unit that serves the same function as the Premises as constituted immediately prior to the Taking with materials of like kind of quality. The “cost of replacement” means the cost of replacing the Premises with materials of like kind and quality. The cost of restoration and the cost of replacement shall be determined as of the Taking Date. The cost of restoration and replacement shall be determined by a professional cost estimator. The estimator shall be selected by Landlord but shall be subject to the approval of Tenant. Tenant shall not unreasonably withhold approval.

(f)	If this Lease is not cancelled Landlord shall restore the Premises to an architectural unit as near as possible to its function and condition immediately prior to the Taking. The restoration shall begin promptly after the Taking Date and shall be prosecuted diligently. Landlord’s liability for restoration shall be limited to the amount of the Award actually received by Landlord.

(g)	If part of the Premises is taken and this Lease is not cancelled, the Rent shall be reduced by a fraction. The numerator of the fraction shall be the difference between the floor area of the Premises immediately prior to the Taking and the floor area of the Premises after giving effect to the Taking. The denominator of the fraction shall be the floor area of the Premises immediately prior to the Taking.

(h)	If Tenant is deprived of the use of a part of the Premises during the course of restoration, Basic Rent shall abate in accordance with the following: a fraction of Basic Rent shall abate. The numerator of the fraction shall be the floor area of the part of the Premises which shall not have been Taken but, which Tenant shall be prevented from using as a result of the restoration. The denominator of the fraction shall be the floor area of the Premises immediately after the Taking. The Rent abatement shall begin on the first day on which Tenant is prevented from using that part of the Premises and shall end on the earlier to occur of the sixtieth (60th) day next following substantial completion of the restoration or the date on which Tenant resumes the use of that part of the Premises for any purpose.

(i)

The following shall apply it if is unreasonable to expect Tenant to conduct business from the Premises at all during the course of the restoration and if Tenant completely discontinues the conduct of business from the Premises during the course of the restoration. All Rent shall abate. The abatement shall begin when the conduct of business is completely discontinued and shall end on the earlier to occur of the sixtieth (60th) day next following substantial completion of the restoration or the date on which Tenant resumes doing business from any portion of the Premises.

18.	HOLDING OVER:

Should Tenant, or any of its successors in interest, hold over at the Premises, or any part thereof, after the expiration of the term of the Lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month-to-month only, at a net monthly rental equal to twice the rental payable for the last month of the term of this Lease. The inclusion of preceding sentence shall not be construed as Landlord’s permission for Tenant to hold over, nor shall it be construed as an option to extend this Lease. In the event tenant shall become a Hold Over tenant, all the provisions, terms and conditions of this Lease Agreement shall remain in effect during the full term of the Hold Over period.

19.	QUIET ENJOYMENT:

Landlord covenants that it now has, or will acquire before Tenant takes possession of Premises, good title to the Building, of which Premises is a part, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, and easements, restrictions and covenants, other conditions of record, none of which prohibit the use of the Premises as set forth in Paragraph 6. Landlord represents and warrants that it has full right and authority to enter into Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof, without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

20.	EVENT OF DEFAULT:

The following events shall be deemed to be events of default by Tenant under this Lease:

(a)	Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(b)	Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

(c)	A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

(d)	Tenant shall desert or vacate the Premises; provided, however, desertion or vacation of the Premises shall not be deemed to be an event of default if Tenant is not in arrears of its rent and the act does not affect the insurance rates the Landlord is currently paying for the Premises. The failure to occupy and operate the Premises for five (5) consecutive days or eight (8) days in any 30-day period shall be deemed an act of abandonment, desertion and vacation.

(e)	Tenant shall fail to comply with any of the terms, provisions, covenants or obligations of Tenant as set forth in this Lease, other than failure to make monetary payments including any installments of Annual Net Rental, and shall not commence to cure such failure within twenty (20) days after written notice thereof to Tenant. It shall be deemed an event of default if Tenant shall fail to cure any failure to pay any installment of Annual Net Rental or any other monetary payment due from Tenant within five (5) days after written notice thereof to Tenant.

(f)	If Tenant creates any lien which encumbers any or all of the fixtures of leasehold improvements of Tenant and Tenant has not obtained the prior written consent of Landlord to such lien.

21.	REMEDIES:

Upon the occurrence of any such events of default described in Paragraph 20 hereof, Landlord shall have the option to puruse any one or more of the following remedies without any notice or deemed whatsoever:

(a)	Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, as provided by law, without being liable for prosecution or any claim of damages thereof, and in the event Landlord elects to terminate this Lease due to breach by the Tenant, the parties agree that the Tenant shall immediately pay to Landlord one-half of the Annual Net Rent and Rent Adjustment as liquidated damages. This paragraph shall not be construed to limit or abrogate any other remedy available to Landlord.

(b)	Enter upon and take possession of the Premises and expecl or remove Tenant and any other person who may be occupying such Premises or any part thereof, as provided by law, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor; and Tenant agrees to pay Landlord on deemed any deficiency and reasonable expenses that may arise by reason of such reletting.

(c)	Enter upon the Premises, as provided by law, without being liable for prosecution or any claim for damages therefor and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(d)	If any payments of rent or additional rent are in arrears for more than fifteen (15) days, beginning on the 15th day of arrearage and continuing until such arrearage in paid, Tenant shall be liable to Landlord for payment of further rent for the period of such arrearage at a monthly rate of interest of five (5%) percent of such arrearage.

(e)	If any payments of rent or additional rent are in arrears for more than sixty (60) days, any and all options for renewals, extensions, and right of first refusals are immediately cancelled without Landlord’s written notice to tenant.

(f)	In case suit shall be brought for recovery of possession of the demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of the Tenant or Landlord to be kept or performed, and a breach shall be established, the party in default shall pay to the other party all other expenses incurred therefore, including a reasonable attorney’s fee.

(g)	In case of default, Landlord has the right to recover from Tenant all payments for the Tenant’s proportionate share of taxes, insurance premiums, and common area maintenance and management costs for the remaining term of this Lease which shall become immediately due and payable. Landlord and Tenant agree that these payments shall be calculated as the average of all amounts actually incurred during the preceding 12 months for each category. In the event Tenant has not occupied the Premises for the preceding 12 months then the payment shall be calculated as the average of all amounts actually incurred during the length of the Tenant’s occupancy.

(h)	In the event of Tenant’s default, all payments under this Lease shall become immediately due and payable.

Pursuit of any of the foregoing remedies shall not preclude the pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default. Forbearance by Landlord or Tenant to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

22.	SUBORDINATION:

This Lease is subject and subordinate to any and all mortgages or Deeds of Trust now or hereafter placed on the property of which the Premises are a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall, within ten (10) days after request by Landlord, execute and deliver to Landlord a Subordination, Non-Disturbance and Attornment Agreement attached hereto as an Exhibit “B” with such reasonable additions or changes as may be required by any Purchaser of the property within which the Premises are situated or any lender encumbering the Premises with a deed of trust or mortgage.

23.	TRANSFER OF LANDLORD’S INTEREST:

If Landlord shall sell, assign or transfer all or any part of its interest in the Premises, or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, the Landlord shall thereupon be released or discharged from all covenants and obligations hereunder, and Tenant shall look solely to such successor in interest for performance of all of Landlord’s obligations. Tenant’s obligations under this Lease shall in no manner be affected by Landlord’s assignment hereunder, and Tenant shall thereafter attorn and look solely to successor in interest as the Landlord hereunder.

24.	ESTOPPEL CERTIFICATES:

Within ten (10) days after a request by Landlord, Tenant shall deliver the Estoppel Certificate, in the form set forth as an Exhibit “B” with such reasonable additions or changes as may be required by any purchaser of the property within which the Premises are situated or any lender encumbering the Premises with a deed of trust or mortgage.

25.	LANDLORD’S DEFAULT:

In the event Landlord should become in default in any payments due on such mortgage described in Paragraph 22 hereof, or in the payment of taxes or any other items which might become a lien upon the building of which the Premises is a part and which Tenant is not obligated to pay under the terms and provisions of this Lease, Tenant is authorized and empowered after giving Landlord ten (10) days prior written notice of such default and if Landlord fails to cure such default, to pay any such item for and on behalf of Landlord, and the amount of any item so paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand to Tenant by Landlord; provided; however that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 26, unless the item paid shall be superior to Tenant’s interest hereunder. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

26.	FORCE MAJEURE:

In the event Landlord shall be delayed, hindered or prevented form the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond their control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this paragraph shall in no way be applicable to Tenant’s obligations to pay Annual Net Rental or any other sums, monics, costs, charges or expenses required by this Lease.

27.	REMEDIES CUMULATIVE - NONWAIVER:

Unless otherwise specified in this Lease, no remedy of Landlord shall be considered exclusive of any other remedy, but shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease, or at law, or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant, or any delay or omission of Landlord or Tenant in exercising any right arising from the other party’s default, shall impair such right or be construed to be a waiver of a default.

28.	MECHANICS LIENS:

Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord in the Building, or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the Leasehold interest granted to Tenant by this instrument. Tenant will pay or cause to be paid all costs and charges for work done by it or caused to be done by it, in or to the Premises, and for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against and hold Landlord harmless from all liabilities, liens, claims, and demands on account of such work. Notwithstanding any provision of this Lease relating to improvements, additions, alterations, repairs, and/or reconstruction of or to the Premises, Landlord and Tenant hereby agree and confirm that (a) Landlord has not consented and will not consent to the furnishings of any labor or materials to the Premises that would or any result in any mechanic’s or materialman’s lien attaching to Landlord’s interest in the Premises, (b) Tenant is not the agent of Landlord for the purposes of any such improvements, additions, alterations, repair and/or reconstructions, and (c) except as expressly provided herein, Landlord has retained no control over the manner in which any such improvements, additions, alterations, repairs and/or reconstruction are or is accomplished, and has made no agreement to make or be responsible for any payment to or for the benefit of any person furnishing labor and/or materials in connection therewith. No such person furnishing labor and/or materials to or for the account of Tenant shall be entitled to claim any lien against the interest of Landlord in the Premises and such person(s) shall look solely to Tenant and the leasehold interest of Tenant under this Lease for satisfaction of any such claims.

29.	GOVERNING LAW:

This Lease shall be governed by and construed in accordance with the laws of the State of Tennessee. In the event any one or more provisions of this Lease are found by any court of competent jurisdiction to be unenforceable, such finding of unenforceability shall not cause the remainder of the terms and conditions of this Lease to be unenforceable.

30.	RECORDING:

The parties undertake, at the request of either of them, to execute a memorandum of this Lease in recordable form. If either party shall record this Lease or a memorandum of this Lease, the party so recording shall be liable for the entire cost thereof, including any documentary stamps or transfer taxes incurred thereon.

31.	NOTICES:

Each provision of this instrument or any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice, or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

(a)	All rents and other payments required to be made by Tenant to Landlord hereunder shall be mailed to the address below, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

(b)	All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address herein below set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c)

Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States mail, postage pre-paid, certified or registered mail, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. The Tenant’s address for receiving notices or documents shall be the address as described in Paragraph 1, and the Tenant shall provide an alternate physical address.

LANDLORD:	TENANT:

NWI Warehouse Group, L.P. c/o Buckley & Co. Real Estate 1410 Donelson Pike, Ste. A-5 Nashville, TN 37217	Micro Diagnostics, Inc. c/o Brian Whitfield 1400 Donelson Pike, Ste. A-15 Nashville, TN 37217

If an when included within the term “Landlord”, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. All parties included within the term “Landlord” shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

32.	FINANCIAL STATEMENTS:

Tenant covenants and agrees to provide financial statements to Landlord upon Landlord’s request.

33.	COMMISSION:

This Lease has been negotiated through the agency of Buckley & Company Real Estate, Inc., Agent for the Landlord. In consideration of the services rendered for Landlord by said Agent, Landlord agrees to pay Agent a leasing commission. Each party hereby warrants to the other that no other broker or finder has been involved in this transaction, and each party hereby agrees to hold the other harmless from claims or demands from any brokers other than as expressly set forth in Paragraph 35.

34.	AGENCY DISCLOSURE:

Landlord and Tenant each warrant that they have dealt with no real estate brokers in connection with this transaction except: Buckley & Company Real Estate, Inc. In the event that Buckley & Company Real Estate, Inc. represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised on the dual representation and that they consent to the same, and that they do not expect said Broker to disclose on either of them the information that may be usually considered confidential to either party.

35.	CREDIT REPORT:

Tenant authorizes any consumer reporting agency to disclose to Buckley & Company Real Estate, Inc. a consumer report including information as to Tenant’s credit history, credit worthiness, credit standing, and capacity to perform when under the terms of this Lease. Tenant agrees to hold harmless the credit reporting agency and Buckley & Company Real Estate, Inc. from any liability or damages arising from the above investigation or disclosure.

36.	TIME:

Time is of the essence of this Lease and of the performance of each and all of its provisions is a factor.

37.	PUBLIC POLICY:

If any of the provisions of this Lease are determined to be void as against public policy, that provision only shall be void and not the entire Lease.

38.	ATTORNEY’S FEES:

If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney’s fees to be paid by the losing party as fixed by the court.

39.	MISCELLANEOUS:

(a)	Words of any gender used in this Lease shall be held and construed to include any gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(b)	The terms, provisions and covenants and conditions contained in this Lease shall apply to inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

(c)	Tenant shall not place, install or operate on the Premises or in any part of the buildings, any engine, furnace, stove or industrial stove, or cook for commercial purposes thereon or therein.

(d)	The captions are inserted in this Lease for convenience only and in no way define, limit, or describe the scope or intent of this Lease, or any other provision hereof, nor in any way affect the interpretation of this Lease.

(e)	If Tenant is a Corporation, Tenant shall furnish the Landlord a Certificate of Corporate Resolution approving the execution of this Lease by Tenant’s officers signing this Lease.

(f)	This Lease may not be altered, changed or amended except by an instrument in writing signed by Landlord and Tenant.

(g)	If this Lease is terminated for any reason other than default of the Tenant, all liabilities of the parties shall be adjusted as of the effective date of termination. Any termination hereof by reason of a default of the Tenant shall not affect any obligation or liability of Tenant under this Lease which accrued prior to the effective date of termination, and all sub-obligations and liabilities of Tenant shall survive such terminations.

(h)	Lease Review - The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

(i)	Rules and Regulations - Landlord shall have the right from time to time to prescribe reasonable rules and regulations for Tenant’s use of the Premises and the Building. Tenant shall abide by and actively enforce on all its employees, agents, invitees and licenses such regulations including without limitation rules governing parking of vehicles in designated and or allocated portions of the center.

(j)	Landlord and Tenant hereby agree that anytime during this Lease, Landlord, at Landlord’s expense, may relocate Tenant to comparable space owned by NWI (or other space suitable to Tenant if NWI does not have comparable space available) upon the following conditions:

(i)	That the Lease, the term, and other rental cost of occupancy are the same.

(ii)	That the building amenities are comparable.

(iii)	That Tenant has one hundred and eighty (180) days notice of Landlord’s intent.

(iv)	That Landlord pays all Tenant’s cost of the move, including moving expenses, business form changes, and any other moving related costs.

(k)	Option to Renew - Tenant shall have one (1) five-year option to renew this Lease under the same terms and conditions listed herein. Tenant shall give Landlord twelve (12) months written notice prior to the expiration date of the Lease of intent to exercise option. If Tenant does not give twelve (12) months written notice prior to the expiration date of the Lease, the option will be cancelled with no obligation of either party to the other.

(l)	Option to Expand - Tenant shall have the option to expand into Suite A-20 of Airpark Business Center III immediately adjacent to the leased premises at the end of the current tenant’s (Express Media) Lease. Tenant shall give the Landlord twelve (12) months written notice of its intention to expand into Suite A-20. If the option is not exercised twelve (12) months prior to the expiration date of Express Media’s Lease, the option will be cancelled with no obligation of either party to the other. The rent for A-20 shall be calculated at the rate of $5.00 NNN per square foot for total shell area and $5.00 per square foot for office. The Tenant will be solely responsible for any and all improvements to the space. This space (A-20) shall be leased to Tenant on an “as-is” basis and all maintenance, repair, paint, carpet, changes to the mechanical, plumbing, electrical and walls, or new construction shall be Tenant’s responsibility and shall occur solely at Tenant’s expense. Premises shown on the plan attached hereto as “Exhibit A”.

(m)	Right of Refusal - Tenant shall have a “Right of First Refusal” to lease 10,220 square feet (Suite A-7 through Suite A-10) immediately adjacent to the leased space. This right will be conditioned upon LABCORP vacating the space at the end of its lease. The rental rate and Lease Term shall be negotiated between Landlord and Tenant after LABCORP agrees to vacate the space. Suite A-7 through Suite A-10 is shown on the plan attached hereto as “Exhibit A.”

(n)	Limitation on Landlord’s Liability - Neither Landlord, any partner of Landlord, nor any partner of any partner of Landlord shall have any personal liability with respect to any of the provisions of this Lease or any obligation arising from, or in connection with, this Lease. If Tenant shall assert a claim against Landlord, Tenant shall be limited to Landlord’s ownership interest in the Premises for satisfaction of all claims and/or remedies of Tenant.

(o)	Nature and Extent of Agreement - This Lease, together with all exhibits and addendum hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of Landlord and Tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease on the dates and the places set forth below.

EXECUTED BY LANDLORD, THIS	LANDLORD:

12 DAY OF March, 1996	NWI Warehouse Group, L.P. By: NWI X, L.P. General Partner

ATTEST/WITNESS

/s/ BARBARA A. GLASSER	/s/ ALBERT BUCKLEY
General Partner

EXECUTED BY TENANT, THIS	TENANT:

12 DAY OF March, 1996	Micro Diagnostics, Inc.

ATTEST/WITNESS

/s/ BRIAN WHITFIELD
Brian Whitfield
Chief Operating Officer

EXHIBIT “B”

TENANT ESTOPPEL CERTIFICATE

& SUBORDINATION AGREEMENT

LENDER:

ADDRESS:

Re:	Loan No.

Ladies and Gentlemen:

The undersigned, as Tenant of Suite                      (containing                      rentable square feet) in the above referenced property, under lease agreement (the “Lease”) dated                         , 19    , between                                              , as Tenant, and                                              , as Landlord, has been advised that said Lease will be assigned to LENDER (“Lender”) as security for a mortgage loan that may be made by Lender to Landlord in the original principal amount of                     . The undersigned hereby certifies to Lender as follows:

1. The lease is in full force and effect and free from any default by either party. There are also no existing conditions, which upon the giving of notice or laps of time, or both, would constitute a default under the Lease.

2. All improvements to the leased premises required to be built by Landlord have been fully and satisfactorily completed by Landlord; all allowances and contributions (if any) payable by Landlord for Tenant’s improvements (or for any other purposes) have been paid; and Tenant has accepted the leased premises and is in possession thereof, paying rent and actively conducting its business therein.

3. The term of the Lease commenced on                     , 19     and expires on                     , 19    , unless renewed in accordance with the provisions (if any) of the Lease.

4. The current monthly rent installment is $             which has been paid through and including                     . Tenant is responsible for the payment of percentage rent in accordance with the following formula:                                                                      . (If none, initial here                 .)

5. The current payment amounts or percentage share for common area maintenance charges, taxes, insurance and any other additional rent obligations under the lease, using the terms defined in the lease form for such items are as set forth below:

(If none, initial here     )

6. As of the date hereof, Tenant has no outstanding offsets or credits against, or deductions from, or “free rent” period entitlement with respect to its future rent obligations, except as set forth below:

(If none, initial here     )

7. Tenant has paid Landlord a security deposit of $             (if none, insert “0”). Tenant has made no advance payment of rent other than for the current month.

8. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy, debtor reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

9. Tenant has no expansion rights, options or rights of first refusal with respect to renting additional space or acquiring any additional interest in the above referenced property except as follows:

(If none, initial here     )

10. Tenant hereby agrees that the subordination and attornment provisions of the Lease shall apply for the benefit of Lender, its successors and assigns with respect to the above described mortgage loan, and all extensions, renewals, increases and modifications thereof.

This certificate shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon the undersigned and its successors and assigns as Tenant under the Lease.

Very truly yours,

(Name of Tenant)	(Date)

By:
Title:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, is made this          day of                     , 1996, by and between                         (“Lender”) and                                                                           (“Lessee”).

WITNESSETH:

WHEREAS, Lender is about to disburse a mortgage loan to NWI WAREHOUSE GROUP, L.P. (“Borrower”) (“Borrower, together with any future owner of the Mortgaged Premises subject to the Mortgage, herein referred to collectively as “Lessor”), which loan is to be secured by, inter alia, a mortgage, deed of trust or deed to secure debt from Borrower for the benefit of Lender (“Mortgage”), upon certain premises known as on which the Leased Premises referred to below is located, (“Mortgaged Premises”) located in                          County, Tennessee, and

WHEREAS, Borrower has leased a portion of the Mortgaged Premises (“Leased Premises”) to Lessee by Lease dated                     , 19     as amended by                                  dated                     , 19     (“Lease”), and

WHEREAS, Lender, as a condition of the disbursement of the mortgage loan has required that the Lease and all of the rights of Lessee thereunder be subordinated to the Mortgage and all of the rights of Lender thereunder, and

WHEREAS, Lessee desires to receive certain assurances that its possession of the Leased Premises will not be disturbed, and Lender is willing to grant certain assurances upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and intending to be legally bound, hereby agree as follows:

1. The Lease and all of the rights of Lessee thereunder shall be and are hereby declared to be and at all times hereafter shall be and remain subject and subordinate in all respects to the Mortgage and all of the rights of Lender thereunder. Notwithstanding such subordination. Lessee hereby agrees that the Lease shall not terminate in the event of a foreclosure of the Mortgage, and Lessee further agrees to attorn to and to recognize Lender (as mortgagee in possession or otherwise), or the purchaser at such foreclosure sale, as Lessee’s landlord for the balance of the term of the lease, in accordance with the terms and provisions thereof, but subject nevertheless to the provisions of this Agreement, which Agreement shall be controlling in the event of any conflict.

2. Lender hereby agrees with Lessee that, so long as Lessee complies with all of the terms, provisions, agreements, covenants and obligations set forth in the Lease, Lessee’s possession of the Leased Premises under said Lease shall not be disturbed or interfered with by Lender.

3. Lessee hereby agrees that Lender, or any purchaser at a sale in foreclosure of the Mortgage, shall not be (a) liable for any act or omission of any prior Lessor under the Lease, (b) subject to any offsets or defenses which Lessee may have against any prior Lessor, (c) bound by any rent which Lessee may have paid to any prior Lessor for more than the current month, and (d) bound by any amendment or modification of the Lease made without Lender’s prior written consent.

4. Lessee hereby agrees that any entity or person which at any time hereafter becomes the landlord under the Lease including, but not limited to, Lender or the purchaser at a foreclosure sale, shall be liable only for the performance of the obligations of the landlord under the Lease which arise and accrue during the period of such entity’s or person’s ownership of the Mortgaged Premises.

5. Lessee hereby agrees that, thirty (30) days before exercising any of its rights and remedies under the Lease in the event of any default by Lessor thereunder, it shall send written notice to Lender at Suite 511 Union Street, by certified mail, return receipt requested, of the occurrence of any default by Lessor in the terms and provisions of the Lease and to state with reasonable specificity the events constituting such default. Lessee further agrees that with respect to any default of Lessor which would entitle Lease to cancel or terminate the Lease or offset or abate the rent payable thereunder, any provision of the Lease to the contrary notwithstanding, no such cancellation or termination or offset or abatement of rent shall be effective unless Lender shall leave received notice in the form and manner required by the provisions of this Paragraph 5, and shall have failed within thirty (30) days of the date of the receipt of such notice by Lender to cure or cause to be cured, or if the default cannot be cured within such thirty (30) day period, shall have failed to commence and diligently prosecute the cure of, such default. For purposes of this paragraph, actions taken by Lender in order to foreclose or otherwise gain possession of the Mortgage Premises shall be considered actions undertaken to cure any default.

6. Lease hereby represents and warrants to Lender that it has not subordinated the Lease or any of its rights under the Lease to any lien, mortgage, deed of trust or deed to secure debt prior to the date hereof and that it will not subordinate the Lease or the rights of the Lessee thereunder to any lien, mortgage, deed of trust or deed to secure debt other than the Mortgage without the prior written consent of Lender.

7. This Agreement shall supersede, as between the parties hereto, all of the terms and provisions of the Lease which are inconsistent herewith.

8. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto, or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and assigns.

9. This Agreement shall be construed in accordance with the laws of the State of Tennessee.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

LENDER
ATTEST:

By:
Name:
Title:

(CORPORATE SEAL)

“LESSEE”
ATTEST:

By:
Title	Name:
Title:

(CORPORATE SEAL)

EXHIBIT B

EXPANSION OPTION

SUITE A-20

EXHIBIT A